Exhibit 10.13

AMENDMENT NO. 2

TO

CREDIT AGREEMENT

AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of May 13, 2008 (this “Agreement”), among TIMBERLANDS II, LLC, a Delaware limited liability company (“Wells Timberland”), and WELLS TIMBERLAND ACQUISITION, LLC, a Delaware limited liability company (“Wells Acquisition”; Wells Timberland and Wells Acquisition each a “Borrower” and collectively, the “Borrowers”), the various other Loan Parties (such capitalized term and all other capitalized terms not defined herein shall have the meanings provided for in Article I) that are parties hereto, the various financial institutions parties hereto (collectively, the “Lenders”), and COBANK, ACB, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to the Credit Agreement, dated as of October 9, 2007, as amended by that certain Amendment No. 1 to Credit Agreement, dated as of November 26, 2007 (the “Existing Credit Agreement”); and

WHEREAS, the Borrowers have requested that, as of the Effective Date, the Existing Credit Agreement be amended as herein provided; and

WHEREAS, the Lenders are willing, subject to the terms and conditions hereinafter set forth, to make such amendments;

NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Agreement shall have the following meanings:

“Administrative Agent” is defined in the preamble.

“Agreement” is defined in the preamble.

“Amended Credit Agreement” means the Existing Credit Agreement as amended by this Agreement as of the Effective Date.

“Borrower” is defined in the preamble.

“Effective Date” is defined in Section 5.1.

“Existing Credit Agreement” is defined in the first recital.

“Lenders” is defined in the preamble.

SECTION 1.2. Other Definitions. Unless otherwise defined or the context otherwise requires, terms used herein (including in the preamble and recitals hereto) have the meanings provided for in the Existing Credit Agreement.

ARTICLE II

AMENDMENTS

SECTION 2.1. Effective on (and subject to the occurrence of) the Effective Date, Section 1.1 of the Existing Credit Agreement is amended by deleting the definition of “Interest Expense” in its entirety and by adding the following new definitions in the appropriate alphabetical order:

“Denominator Interest Expense” means, for any period, the aggregate of interest expense (including, without limitation, all amounts owed with respect to Rate Protection Agreements entered into with respect to the Loans and, without duplication, the portion of any capitalized lease liabilities allocable to interest expense) payable in cash by Wells Timberland in respect of the Loans for such period.

“Numerator Interest Expense” means, for any period, the aggregate interest expense of Wells Timberland for such period, as determined in accordance with GAAP and including, without duplication, the portion of any capitalized lease liabilities allocable to interest expense.

SECTION 2.2. Effective on (and subject to the occurrence of) the Effective Date, Section 1.1 of the Existing Credit Agreement is amended by amending and restating in the entirety the definition of “Debt Service Coverage Ratio” as follows:

“Debt Service Coverage Ratio” means, as of the close of any Fiscal Quarter, the ratio, computed for the Rolling Period ending as of the close of such Fiscal Quarter, of:

(a)  (i)    Net Income during the Rolling Period ending as of such Fiscal Quarter end;

plus

(ii)	Numerator Interest Expense during the Rolling Period ending as of such Fiscal Quarter end;

plus

(iii)	the aggregate amount of the Interest Reserve as of such Fiscal Quarter end;

plus

(iv)	the amount properly deducted, in determining Net Income, of all income taxes (whether paid or deferred) of Wells Timberland during the Rolling Period ending as of such Fiscal Quarter end;

plus

(v)	the amount properly deducted, in determining Net Income, representing the depreciation, amortization and depletion of assets of Wells Timberland during the Rolling Period ending as of such Fiscal Quarter end;

plus

(vi)	all fees and charges payable to Wells Manager and accrued as deductions to Net Income but not paid (whether in the form of cash, offset or other consideration) during the Rolling Period ending as of such Fiscal Quarter end;

plus

(vii)	all non-cash losses from Rate Protection Agreements properly deducted in determining Net Income of Wells Timberland during the Rolling Period ending as of such Fiscal Quarter end;

plus

(viii)	all cash receipts from hunting and other recreational leases and licenses covering all or a portion of the Land and not included as revenue in determining Net Income of Wells Timberland during the Rolling Period ending as of such Fiscal Quarter end;

less

(ix)	all non-cash gains from Rate Protection Agreements properly recognized in determining Net Income of Wells Timberland during the Rolling Period ending as of such Fiscal Quarter end;

less

(x)	all interest income from certificates of deposit issued to Wells Installment Note Issuer and securing the Continuing Letter of Credit Reimbursement Agreement properly recognized in determining Net Income of Wells Timberland during the Rolling Period ending as of such Fiscal Quarter end;

less

(xi)	all fees and charges referenced in subsection (vi) that (A) are paid in cash during the Rolling Period ending as of such Fiscal Quarter from the Revenue Account and (B) were previously added back to Net Income pursuant to subsection (vi) in the determination of the Debt Service Coverage Ratio because they had been accrued as deductions to Net Income but not paid in cash;

to

(b)  Denominator Interest Expense during such Rolling Period ending as of such Fiscal Quarter end.

So long as Wells Installment Note Issuer is a Subsidiary and/or Affiliate of either or both of Wells Timberland or Wells Acquisition, for the purposes of the calculation of each of the items specified in Subsection (a) above, all of the financial results and items of Wells Installment Note Issuer shall be included and reflected therein, whether or not such inclusion and reflection is consistent with GAAP.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to make the amendments provided for in Article II, the Borrowers hereby jointly and severally (a) represent and warrant that (i) each of the representations and warranties of the Loan Parties contained in the Credit Agreement and in the other Loan Documents is true and correct in all material respects as of the date hereof as if made on the date hereof (except, if any such representation and warranty relates to an earlier date, such representation and warranty shall be true and correct in all material respects as of such earlier date) and (ii) no Default or Event of Default has occurred and is continuing and (b) agrees that the incorrectness in any material respect of any representation and warranty contained in the preceding clause (a) shall constitute an immediate Event of Default.

ARTICLE IV

ACKNOWLEDGMENT OF OTHER LOAN PARTIES

By executing this Agreement, each of the Loan Parties (other than the Borrowers) hereby confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date each reference therein to the Credit Agreement shall refer to the Credit Agreement after giving effect to this Agreement.

ARTICLE V

CONDITIONS TO EFFECTIVENESS; EXPIRATION

SECTION 5.1. Effective Date. This Agreement shall become effective on such date (herein called the “Effective Date”) when the conditions set forth in this Section have been satisfied.

SECTION 5.1.1 Execution of Agreement. The Administrative Agent shall have received counterparts of this Agreement duly executed and delivered on behalf of the Borrower, each of the other Loan Parties, the Administrative Agent and all the Lenders.

SECTION 5.1.2 Representations and Warranties. The representations and warranties made by the Borrowers pursuant to Article III as of the Effective Date shall be true and correct.

SECTION 5.2. Expiration. If the Effective Date has not occurred on or prior to May 13, 2008, the agreements of the parties contained in this Agreement shall, unless otherwise agreed by all the Lenders terminate immediately on such date and without further action.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1. Cross-References. References in this Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Agreement.

SECTION 6.2. Loan Document Pursuant to Amended Credit Agreement. This Agreement is a Loan Document executed pursuant to the Amended Credit Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions contained in the Existing Credit Agreement and each other Loan Document shall remain unamended or otherwise unmodified and in full force and effect.

SECTION 6.3. Limitation of Amendment. The amendment set forth in Article II shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Existing Credit Agreement or of any term or provision of any other Loan Document or of any transaction or further or future action on the part of the Borrower or any other Loan Party which would require the consent of any of the Lenders under the Existing Credit Agreement or any other Loan Document.

SECTION 6.4. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SECTION 6.5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 6.6. Further Assurances. The Borrower shall execute and deliver, and shall cause each other Loan Party to execute and deliver, from time to time in favor of the Administrative Agent and the Lenders, such documents, agreements, certificates and other instruments as shall be necessary or advisable to effect the purposes of this Agreement.

SECTION 6.7. Costs and Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent (including the reasonable fees and out-of-pocket expenses of legal counsel of the Administrative Agent) that are incurred in connection with the execution and delivery of this Agreement and the other agreements and documents entered into in connection herewith.

SECTION 6.8. GOVERNING LAW; WAIVER OF JURY TRIAL; ENTIRE AGREEMENT. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PERSON A PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY AGREEMENT OR DOCUMENT ENTERED INTO IN CONNECTION HEREWITH. THIS AGREEMENT CONSTITUTES THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WRITTEN OR ORAL, WITH RESPECT HERETO.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

BORROWER:

TIMBERLANDS II, LLC

By:	WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC, as Manager

By:
Name: Brian Davis
Title: Vice President, Finance

WELLS TIMBERLAND ACQUISITION, LLC

By:	WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC, as Manager

By:
Name: Brian Davis
Title: Vice President, Finance

OTHER LOAN PARTIES:

WELLS TRS HARVESTING OPERATIONS, LLC, a Delaware limited liability company

BY:	Forest Resource Consultants, Inc., a Georgia corporation, Manager

By:
Name:	David Foil
Title:	President

WELLS TIMBERLAND REIT, INC.

By:
Name: Randall D. Fretz
Title: Senior Vice President

WELLS TIMBERLAND TRS, INC.

By:
Name: Randall D. Fretz
Title: Senior Vice President

ADMINISTRATIVE AGENT:

COBANK, ACB,
as Administrative Agent

By:
Name:
Title:

LENDERS:

AGSOUTH FARM CREDIT, ACA

By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK, B.A. “RABOBANK NEDERLAND”, NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title: